Exhibit 10.2

REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS AGREEMENT is made as of the “Effective Date” noted herein, between Blake Byram, 5910 Bold Ruler Way Austin, Texas 78746, and 8226 Bee Caves, Ltd., Contact Gregory L. Feste, 8226 Bee Caves Rd. Austin, Texas 78746, (512) 233-7661, phone (512) 233-7613, fax.

     1. Agreement to Purchase. Blake Byram or his assigns designated as Purchaser (“Purchaser” or “Buyer”) agrees to purchase at a price of $2,955,000 on the terms set forth herein, the real property consisting of an approximately 3.913 acre tract of land located at 8226 Bee Caves Road, Austin, Travis County, Texas 78746, together with all buildings and improvements thereon as well as all fixtures, equipment, appliances, signage, furniture, telephone system, security system and other property situated within or upon or used in connection with the operation or maintenance of the Property (all of the foregoing real estate and rights shall be referred to as the “Property’), an inventory of which shall be attached as Exhibit “A”.

     2. Agreement to Sell. 8226 Bee Caves, Ltd., or its assigns, designated as Seller (“Seller’) individually and/or as the beneficiary for the record owner, agrees to sell the Property at the price and on the terms set forth herein, and to convey or cause to be conveyed to Purchaser, or his nominee, title to the Property subject to: (a) general real estate taxes for the year 2004 and subsequent years; (b) building lines, building laws, ordinances, use or occupancy restrictions, concurrency allocations; (c) conditions and covenants of record; (d) zoning laws and ordinances or density restrictions; (e) public, private and utility easements, including water rights; (1) party wall rights and agreements, if any; and (g) acts done or suffered by Purchaser.

“AS-IS” Condition. Purchaser represents to Seller that Purchaser shall have examined and shall have investigated to the full satisfaction of Purchaser, including but not limited to, the environmental condition, the physical nature and condition of the Property, the improvements thereon, the utilities available, and the fixtures and appurtenances annexed thereto, if any, and that Purchaser agrees to take said Property “AS IS”, with no express or implied warranty or representation by Seller as to its physical condition, quality of construction or workmanship. It is expressly agreed by Purchaser, as a material consideration for the execution of this Agreement by Seller, that this Agreement is the entire agreement of the parties and that neither Seller nor any agent, attorney, employee, or representative of Seller has made any representation whatsoever regarding the Property, including, without limiting the generality of the foregoing representations as to the physical nature or condition of the Property, except as expressly set forth herein. Any deed conveying the Property shall include this language.

     3. Payment of Purchase Price/Earnest Money. Purchaser agrees to pay the entire purchase price, at the time of closing, in cash. Purchaser has deposited the sum of $25,000.00 into an interest bearing, joint order escrow account with the “Title Company” (as defined below) as earnest money for this transaction (the “Earnest Money’). Purchaser and Seller shall jointly execute the standard form of joint order escrow instructions with the Title Company for the Earnest Money. The full amount of the Earnest Money deposit plus interest shall be returned to Blake Byram at Closing subject to the terms and conditions contained in this Contract.

     4. Closing. The Closing Date shall be at a time mutually acceptable to Purchaser and Seller, on or before January 19, 2004, unless subsequently agreed otherwise, at First American Title Company (the “Title Company’), office located at 1221 South Mo Pac Expy, Austin, 78703 - Attention: A.J. Waight (512) 329-3221. Seller shall deliver possession of the Property to Purchaser at closing.

     5. Due Diligence. Purchaser’s obligation to close the transaction contemplated hereby is contingent upon Purchaser’s review and approval of the following matters relating to the Property and within twenty one (21) days of the Contract date:

(a)	A precise legal description of the Property;

(b)	Copies of any building and use restrictions or declarations of easements, covenants, condominium and restrictions affecting the Property which are recorded in the public records, if any;

(c)	A description of any warranties relating to the Property, if any;

(d)	“As built” set of plans and specifications for the Property locating all utilities, roads, buildings, structures, parking areas and other improvements located on the Property and any existing topographical or engineering drawings for the Property, if any;

(e)	“As-built” set of construction documents for all buildings/structures on the Property, if any;

(f)	Copies of existing licenses, permits or other federal, state or local authorizations issued or required to be issued in connection with the Property, if any;

(g)	Copies of any and all public or private utility easements, access agreements, special assessment arrangements, tap-in or connection fee agreements or procedures and any public financial assistance relating to the Property, if any;

(h)	Any soil or boring reports, environmental studies, structural reports, hydrological studies, engineering studies, percolation tests or data, septic permits, traffic studies, grading or erosion permits, or other permits issued by any governmental authority in connection with the Development of the Property, if any;

(i)	Copies of tax bills and documents relating to tax and assessment proceedings, abatement, notices or appeals;

(j)	Copies of current insurance verification for the Property;

(k)	Copies of all current leases and rent roll;

(l)	Copy of the septic system certification;

(m)	[deleted]

(n)	Copy of current plant maintenance agreement;

(o)	Copy of current copy machine lease;

(p)	Copy of XO telephone lease;

(q)	Copy of Time Warner Cable Agreement;

(r)	Copy of note balance from current lender;

(s)	Copy of the Real Estate listing agreement verifying expiration date;

(t)	Copy of a resolution from 8226 Bee Caves, Ltd. showing Mr. Feste’s authority to sign on its behalf; and

(u)	Copies of most recent invoices for building services.

     All of the above are referred to as the “Due Diligence Materials”. Seller shall deliver to Purchaser all of the Due Diligence Materials in its possession or which it has the ability to obtain possession of within five (5) business days of the Contract Date. In the event one or more categories of Due Diligence Materials do not exist in Seller’s possession, then Seller shall inform Purchaser of such in writing within the time for delivering the required item, or Seller shall notify Purchaser that such item will not be deliverable. Further, Seller agrees to provide Purchaser with any other pertinent information reasonably requested by Purchaser within three business days of a request from Purchaser, if available. From the Contract Date through 5:00 P.M. on the 21 a day after the Contract Date (the “Due Diligence Period”), Purchaser shall have the right to review the Due Diligence Materials and inspect the Property by itself or with its agents, architects, and engineers; provided, however, that no invasive tests shall be conducted without Seller’s prior written approval. If for any reason, Purchaser is dissatisfied with the condition of the Property or any matter set forth in the Due Diligence Materials, then Purchaser shall have the right to terminate this Contract by giving written notice to Seller prior to the expiration of the Due Diligence Period. If Purchaser elects to terminate this Contract pursuant to this Section, all Earnest Money shall be returned to Purchaser and the parties shall be released of all of their obligations hereunder. Purchaser shall return all Due Diligence Materials to Seller within five (5) business days in the event of a termination by Purchaser pursuant hereto.

At the completion of the Due Diligence Period, should Purchaser elect to proceed, Purchaser shall provide a Notice To Proceed to closing and deposit an additional $25,000 in Earnest Money into the escrow account, and at such time all Earnest Monies, a total of $50,000, become non refundable. Purchaser hereby agrees to indemnify and hold harmless Seller against any loss, liability, damage, cost or expense incurred by Seller as a result of Purchaser’s inspections. The foregoing indemnity shall survive the Closing Date and/or the termination of this Agreement.

     6. Title Review. Within ten (10) days of the Contract Date, Seller shall deliver or cause to be delivered to Purchaser a commitment for an owner’s title insurance policy issued by the Title Company in the amount of the purchase price, covering title to the Property dated within 30 days of the date hereof showing title subject only to: (a) the Permitted Exceptions, as set forth below; (b) the standard title exceptions contained in the Title Company’s form owner’s policy; and (c) title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which shall be removed by Seller by the payment of money at the time of closing. At the same time, Seller shall also cause the Title Company to provide copies of all recorded documents noted in the title commitment. If the title commitment discloses unpermitted exceptions, Purchaser shall notify Seller in writing prior to the expiration of the Due Diligence Period, and Seller may attempt to have the unpermitted exceptions removed from the commitment. If Seller is unable or unwilling to do so prior to the expiration of the Due Diligence Period, Purchaser may terminate this Contract. If Purchaser so terminates this Contract, all Earnest Money shall be returned to Purchaser and this Contract shall be null and void.

Title to the Property shall be conveyed to Purchaser by Special Warranty Deed (the “Warranty Deed’), free and clear of all liens and encumbrances except taxes and assessments which are a lien but not yet due and payable; any restrictions, reservations, easements or other encumbrances of record; encroachments; and impacts of zoning ordinances and building codes permitted by Purchaser, (the “Permitted Exceptions’).

     7. Survey. No later than five (5) business days following the Contract Date, Seller shall deliver the Survey (as defined below) to Purchaser, at Seller’s sole cost and expense. The Survey shall show no encroachments onto the Property from any adjacent property, no encroachments by or from the Property into any adjacent property and no violation of or encroachments upon any recorded building lines, restrictions or easements affecting the Property. If the Survey discloses any such encroachment or violation or any exceptions to title or matters indicating possible rights of third parties other than the Permitted Exceptions, then, if Seller so desires, Seller may have the Title Company issue its endorsement insuring against damage caused by such encroachments, violations or unpermitted exceptions (unless Purchaser’s mortgagee, if any, does not permit such special endorsement), and provide evidence thereof to Purchaser, and if Seller fails or is unwilling to have the same insured against (if permitted as aforesaid), Purchaser may elect, within five days of being advised of the Title Company’s inability or refusal to have the same insured against, to (i) terminate this Agreement (in which event the Earnest Money, and any earnings thereon, shall forthwith be returned to Purchaser) or (ii) accept the Property subject to such encroachments, violations and unpermitted exceptions, without any reduction in the Purchase Price.

     The term “Survey” means a current survey of the Property prepared by a surveyor licensed by the State of Texas and certified to the Purchaser, the Title Company and such other parties as Purchaser shall designate to be prepared in accordance with the Minimum Standard for ALTA/ACSM Land Title Surveys jointly established and adopted by ALTA and AGSM in 1992, setting forth the legal description and street address of the Property and showing thereon all buildings and other improvements (including fences), the number of stories in such buildings, easements (visible or recorded), building lines, curb cuts, party walls (if any), parking (all spaces striped and number of parking spaces totaled, with separate totals for regular and handicapped compliant spaces), sewage, water, electricity, gas and other utility facilities (together with recording information concerning the documents creating any such easements and building lines), roads and other rights-of-way and means of physical and record ingress and egress to and from the Property by public roads (including the dimensions of abutting streets) and the net (after deduction of land dedicated or used or subject to easements for roads, highways, fire lanes, utilities, storm drains or any other public purpose) and gross area of the land included in the

Property, and spotting improvements on adjoining property which are within twelve feet of the property lines of the Property.

     8. Transfer Taxes. Seller shall pay the amount of any stamp tax imposed by the State of Texas for the transfer of title. Any transfer tax required by the municipality in which the Property is located shall be paid by the party designated by the applicable ordinance.

     9. Closing Escrow. The cost of the escrow shall be divided equally between Seller and Purchaser. Any closing, title, recording or other charges relating to any mortgage loan which Purchaser may obtain shall be paid by Purchaser. All income and expenses of every nature relating to the Property, including taxes, labor, materials, and services, shall be prorated between Seller and Purchaser as of midnight preceding the Closing.

     10. Seller’s Closing Deliveries. At the closing, Seller shall deliver the following to purchaser in form and substance reasonably acceptable to Purchaser:

(a)	A recordable special warranty deed for the Property.

(b)	A customary affidavit of title,

(c)	An assignment of any service contracts (except for such Contracts as Purchaser has elected to require Seller to terminate in the course of its due diligence) along with the originals of any such assumed contracts.

(d)	An ALT A Statement in form required by the Title Company.

(e)	An executed FIRPTA affidavit as required by Section 1445 of the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder.

(g)	Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Purchaser or the Title Company to fully effect and consummate the transactions contemplated hereby.

     11. Purchaser’s Closing Deliveries. At the closing, Purchaser shall deliver the following to Seller in form and substance reasonably acceptable to Seller:

(a)	The Purchase Price.

(b)	An ALTA Statement in form required by the Title Company.

(c)	Such other documents, instruments, certifications and confirmations as may be reasonably required and designated by Seller or the Title Company to fully effect and consummate the transactions contemplated hereby.

     12. Joint Deliveries. Seller and Purchaser shall jointly deposit in the escrow or deliver to each other at closing the following in a mutually acceptable form:

(a)	An agreed proration and closing statement.

(b)	Such certificates, instruments and declarations complying with the provisions of state, county and local law applicable to the determination of transfer taxes.

     13. Owner’s Title Insurance Policy. At the Closing, Seller shall (at its expense) cause the Title Company to deliver to Purchaser an ALTA 1992 owner’s title insurance policy conforming with the title insurance provisions of this Contract along with the following endorsements at Purchaser’s expense: (a) full extended coverage over the general exceptions; (b) a zoning 3.1 endorsement (with parking) and no non-conforming use; (c) a creditor’s rights deleted endorsement; and (d) any encroachment endorsements required. Any title examination fee will be paid by Seller.

     14. Notices. All notices herein required shall be in writing and shall be served on the parties at the addresses or fax numbers following their signatures. The mailing of a notice by registered or certified mail, return receipt requested, shall be sufficient notice. Notice may also be served by hand delivery, facsimile or nationally recognized over-night mail carrier. Notices shall be deemed served (a) 2 days after mailing if served by registered or certified mail; (b) the next business day if served by nationally recognized over-night mail carrier, or (c) on the day sent if served by facsimile or hand delivery. All facsimile signatures shall be deemed original signatures for all purposes, but each party may require the other to re-execute an original of any document signed by facsimile.

     15. Inspection Rights. From the date hereof through the Closing Date, Seller shall allow Purchaser reasonable access to the Property for the purpose of inspecting the Property. Purchaser’s inspection shall not disrupt the possession of any tenants of the Property and any inspection shall be subject to the limitations and indemnity contained in Section 5, above.

     16. Building Code Notices. Seller warrants to the best of Seller’s knowledge and belief that it has not received any written notices from any city, village or other governmental authority of zoning, building, fire or health code violations in respect to the Property.

     17. Other Seller Representations. Seller hereby further represents and warrants to the best of Seller’s knowledge and belief to Purchaser as follows: (a) to the best of Seller’s knowledge, Seller is not aware of any environmental or structural defects in the Property; (b) Seller is not involved in any dispute or litigation with any person, developer, third-party or other unit owner with respect to the Property; (c) Seller is the record owner of the Property or has the power of direction over the record owner and will cause the record owner to comply with the terms of this Contract; and (d) there are no leases currently in effect for the Property.

     18. Operating Covenants and Representations. From the Contract Date through the Closing Date, Seller agrees and represents as follows: Seller will continue to operate the Property and pay for all expenses in a manner similar to its operation prior to the execution of this Contract, including, but not limited to the providing of management, maintenance, utilities, security and services. Seller will keep and maintain all of the Property in its existing, order and condition as of the Contract Date, will comply with and abide by all laws, ordinances, regulations and restrictions affecting the Property or its use, will pay all taxes and assessments prior to the due date thereon and will not commit or permit any waste. From and after the Contract Date through the date of Closing or the termination of this Contract, Seller will not, without obtaining Purchasers prior written consent in each instance, create, incur, consent to or permit to exist, any easement, restriction, right-of-way, reservation, mortgage, contract, option, lien, pledge, encumbrance, lease, license or occupancy agreement which materially affects the Property. Seller will comply with and abide by all of the terms and provisions of any existing easements, restrictions, rights-of-way, reservations, mortgages, liens, pledges, encumbrances, leases, licenses and occupancy agreements through the date of Closing.

     19. Brokers. Neither party has dealt with any broker or other party who has or may have any claim against Purchaser or Seller for a brokerage commission or like payment arising out of or in connection with the transaction provided herein. Purchaser agrees to indemnify, defend and hold Seller harmless from the claim of any broker claiming to have dealt with Purchaser. Seller agrees to indemnify, defend and hold Purchaser harmless from the claim of any broker claiming to have dealt with Seller.

     20. Breach, etc., Remedies.

(a)	In the event of a breach of the terms hereof by Seller or the failure of any of the conditions precedent to Purchaser’s obligations to have been met, Purchaser, in addition to any other remedies expressly provided herein, may at Purchaser’s election and as its exclusive remedies (i) terminate this Agreement and receive a complete refund of the Deposit and Extension Payment, if any, or (ii) waive such breach or failure of condition precedent and close the purchase contemplated hereby notwithstanding such breach or failure of condition precedent, or (iii) seek specific performance, provided however that specific performance will not be available if such breach was the result of Seller’s failure or unwillingness to cure Title Defects.

(b)	Breach by Purchaser, etc. In the event of a breach of the terms hereof by Purchaser or the failure of any of the conditions precedent to Seller’s obligations to have been met, Seller may as its sole remedy hereunder terminate this Agreement, and if such termination is on account of Purchaser’s default, provided Seller is not then also in default hereunder, Seller shall retain the Deposit as agreed liquidated damages and not as a penalty, it being expressly acknowledged by the parties that Seller’s actual damages in that event would be difficult or impossible to ascertain with accuracy. In addition, Seller shall be entitled to enforce the obligations in Section 5 regarding the indemnities and obligation to repair and restore.

     21. Miscellaneous. This Contract shall be governed and controlled by the laws of the State of TEXAS in all respects. This Contract will be binding upon the parties’ successors and assigns, and may be assigned by Purchaser without the consent of the Seller. No modification or waiver of this Contract shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification or waiver is sought. This Contract, including Exhibit A referenced in Section 1 “Agreement to Purchase” and Addendum A attached herewith, represents the entire agreement by the parties. The headings used herein are for convenience only and shall not affect the interpretation of the substantive provisions of this Contract. In the event of any dispute or litigation arising out of this Contract, the prevailing party (as determined by the court having jurisdiction) shall be entitled to recover its fees and costs (including attorneys’ fees and costs) from the non-prevailing party. All representations and warranties of Seller contained herein shall survive the closing and the delivery of the deed to Purchaser.

     22. Tax Deferred Exchange. The parties acknowledge that either Purchaser or Seller may desire that this transaction constitute a tax-deferred exchange under the meaning of Section 1031 of the Internal Revenue Code. Provided there is no cost, expense or liability imposed upon the non-requesting party, and the non-requesting party is not required to take title to any other property then each party agrees to execute any and all additional documentation that may be reasonably necessary to assist the requesting party in concluding this transaction as part of a tax deferred exchange. Neither party makes any representation or warranty whatsoever regarding whether or not this transaction will qualify as a part of a tax deferred exchange. In no event shall any such tax-deferred exchange result in any delay in the closing.

     23. Special Provisions: Holdover Claims. The Seller will have the option to lease his existing office space in the 8226 Building for a time period of ninety (90) days from the closing date at the rate of $3,500.00 per month flat fee.

     24. Security Deposits and Lease Collections. All existing security deposits and the rent amounts due for February 2005 will be delivered to the Purchaser at Closing. Seller will be responsible for monthly services invoices through date of closing.

     IN WITNESS WHEREOF, this Contract has been executed and delivered by the undersigned as of the dates written below.

PURCHASER:

By:	/s/ Blake Byram

Name: Blake Byram
Address:
5910 Bold Ruler Way
Austin, Texas 78746

Date of Execution: December ____, 2004

SELLER:

By:	/s/ Gregory L. Feste

Gregory L. Feste
General Partner
Address:
8226 Bee Caves Road
Austin, Texas 78746
Fax: (512) 233-7613 Phone: (512) 233-7661

Date of Execution: December 17, 2004

ADDENDUM A

     “AS IS, WHERE IS”

     Section 1 GENERAL. BUYER HEREBY EXPRESSLY ACKNOWLEDGES THAT IT HAS OR WILL HAVE, PRIOR TO THE END OF THE INSPECTION PERIOD, THOROUGHLY INSPECTED AND EXAMINED THE PROPERTY TO THE EXTENT DEEMED NECESSARY BY THE BUYER IN ORDER TO ENABLE THE BUYER TO EVALUATE THE PURCHASE OF THE PROPERTY. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE BUYER OF PROJECTS SUCH AS THE PROPERTY AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER’S CONSULTANTS, AND THAT BUYER WILL CONDUCT SUCH INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY UPON SAME, AND, UPON CLOSING, SHALL ASSUME THE RISK OF ANY ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, THAT MAY NOT HAVE BEEN REVEALED BY BUYER’S INSPECTIONS AND INVESTIGATIONS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT BUYER IS ACQUIRING THE PROPERTY ON AN AS IS, WHERE IS AND WITH ALL FAULTS BASIS WITHOUT REPRESENTATIONS, WARRANTIES OR COVENANTS, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE. BUYER DISCLAIMS RELIANCE UPON ALL ORAL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND OR NATURE. THE PURCHASE PRICE IS A DISCOUNTED PURCHASE PRICE REPRESENTING THE FACT THAT THE PROPERTY IS BEING PURCHASED BY BUYER ON AN AS IS, WHERE IS AND WITH ALL FAULTS BASIS. BUYER HEREBY WAIVES AND RELINQUISHES ALL RIGHTS AND PRIVILEGES ARISING OUT OF, OR WITH RESPECT OR IN RELATION TO, ANY REPRESENTATIONS, WARRANTIES OR COVENANTS, WHETHER EXPRESS OR IMPLIED, WHICH MAY HAVE BEEN MADE OR GIVEN, OR WHICH MAY HAVE BEEN DEEMED TO HAVE BEEN MADE OR GIVEN, BY THE SELLER. BUYER HEREBY ASSUMES ALL RISK AND LIABILITY (AND AGREES THAT SELLER SHALL NOT BE LIABLE FOR ANY SPECIAL, DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES) RESULTING OR ARISING FROM OR RELATING TO THE OWNERSHIP, USE, CONDITION, LOCATION, MAINTENANCE, REPAIR OR OPERATION OF THE PROPERTY.

     Section 2 SPECIFIC. WITHOUT LIMITING THE GENERAL PROVISIONS OF SECTION 1 HEREINABOVE, IT IS UNDERSTOOD AND AGREED THAT SELLER IS NOT MAKING AND SPECIFICALLY DISCLAIMS ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, AS TO (a) MATTERS OF TITLE, (b) ZONING, (c) TAX CONSEQUENCES, (d) PHYSICAL OR ENVIRONMENTAL CONDITIONS, (e) AVAILABILITY OF ACCESS, INGRESS OR EGRESS, (f) OPERATING HISTORY OR PROJECTIONS, (g) VALUATION, (h) GOVERNMENTAL APPROVALS, (i) GOVERNMENTAL REGULATIONS OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, INCLUDING, WITHOUT LIMITATION: (i) THE VALUE, CONDITION, MERCHANTABILITY,

Buyer’s Initials:	/s/ BB
Seller’s Initials:	/s/ GF
17 December 04 – 8226 Bee Caves Road

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MARKETABILITY, PROFITABILITY, SUITABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OF THE PROPERTY, (ii) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS INCORPORATED INTO ANY OF THE PROPERTY, AND (iii) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY. BUYER FURTHER EXPRESSLY ACKNOWLEDGES AND AGREES THAT SELLER IS NOT REPRESENTING OR WARRANTING THAT ANYTHING CAN OR WILL BE ACCOMPLISHED THROUGH BUYER’S OR SELLER’S EFFORTS WITH REGARD TO THE PLANNING, PLATTING OR ZONING PROCESS OF THE CITY OF AUSTIN, TEXAS, TRAVIS COUNTY, TEXAS, OR ANY OTHER GOVERNMENTAL OR MUNICIPAL AUTHORITIES, BOARDS OR ENTITIES. BUYER FURTHER ACKNOWLEDGES THAT SELLER HAS NOT WARRANTED, AND DOES NOT HEREBY WARRANT, THAT THE PROPERTY NOW OR IN THE FUTURE WILL MEET OR COMPLY WITH THE REQUIREMENTS OF ANY SAFETY CODE, ENVIRONMENTAL LAW OR REGULATION OF THE STATE OF TEXAS, THE CITY OF AUSTIN, TEXAS, TRAVIS COUNTY, TEXAS, OR ANY OTHER AUTHORITY OR JURISDICTION.

     Section 3 EXCLUDED ITEMS. NOTWITHSTANDING ANY SEEMING CONTRADICTION, IT IS AGREED AND UNDERSTOOD THAT THE PROVISIONS OF THIS ADDENDUM A ARE LIMITED SO AS-NOT TO BE CONSTRUED AS DIMINISHING OR NEGATING (a) SELLER’S RESPONSIBILITY FOR ANY REPRESENTATIONS PROVIDED IN THE CONTRACT (BUT ONLY TO THE EXTENT EXPRESSLY PROVIDED AND FOR THE DURATION STATED HEREIN), AND (b) ANY WARRANTY OF TITLE SET FORTH IN THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER TO BUYER AT CLOSING.

     Section 4 INCORPORATION INTO DEED. IT IS AGREED AND UNDERSTOOD THAT THE TERMS AND PROVISIONS OF THESE SECTIONS 1 TO 4 OF THIS ADDENDUM A SHALL EXPRESSLY SURVIVE THE CLOSING AND NOT MERGE THEREIN AND SHALL BE INCORPORATED INTO THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER TO BUYER AT CLOSING. BUYER SHALL SIGN THE SPECIAL WARRANTY DEED AT CLOSING TO FURTHER EVIDENCE BUYER’S ACCEPTANCE OF THE PROPERTY SUBJECT TO THE PROVISIONS CONTAINED IN THESE SECTIONS 1 TO 4 OF THIS ADDENDUM A.

WAIVER OF CONSUMER RIGHTS.

     BUYER EXPRESSLY WAIVES THE APPLICABILITY OF CHAPTER 17 OF THE TEXAS BUSINESS AND COMMERCE CODE SECTIONS 17.41 ET. SEQ. - THE TEXAS DECEPTIVE TRADE PRACTICES ACT (THE “ACT”) WITH RESPECT TO THIS TRANSACTION, TO THE GREATEST EXTENT ALLOWED. BUYER ACKNOWLEDGES THAT ALL ELEMENTS NECESSARY FOR AN ENFORCEABLE WAIVER EXIST IN THIS TRANSACTION. SPECIFICALLY, BUYER REPRESENTS AND WARRANTS AS FOLLOWS:

Buyer’s Initials:	/s/ BB
Seller’s Initials:	/s/ GF
17 December 04 – 8226 Bee Caves Road

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     A. BUYER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION;

     B. BUYER IS REPRESENTED BY COMPETENT, EXPERIENCED LEGAL COUNSEL;

     C. THIS TRANSACTION DOES NOT INVOLVE THE PURCHASE OR LEASE OF A FAMILY RESIDENCE;

     D. BUYER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., TEXAS BUSINESS AND COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF BUYER’S OWN SELECTION, BUYER VOLUNTARILY CONSENTS TO THIS WAIVER; AND

     E. BUYER EXPRESSLY INTENDS TO WAIVE THE PROVISIONS OF THE ACT.

     THE EXECUTION OF THIS WAIVER SHALL NOT BE INTERPRETED TO IMPLY THAT THIS TRANSACTION IS OTHERWISE WITHIN THE AMBIT OF THE ACT.

TITLE POLICY AND SURVEY. The matters in this section of the addendum are added to supersede any conflicting provisions in the Contract regarding deadlines for Buyer to object to survey or title matters. Seller shall be under no obligation to incur any costs whatsoever in connection with any title or survey matters that Buyer objects to. In the event Seller has been unable or is unwilling (in Seller’s sole discretion) to cure any such objections, then, and in such event, Buyer may, at its option, either terminate this contract (whereupon the Earnest Money, less any non-refundable amounts, shall be immediately returned to Buyer) or Buyer may waive any such objection and the transaction contemplated hereby shall be consummated as provided herein. In the event Seller has not yet satisfied each and every of Buyer’s stated title or survey objections within the 10 day period after the date Seller receives Buyer’s objections or at such earlier date as Seller may elect, Seller shall be entitled to notify Buyer in writing (“Seller’s Notice”) of any of Buyer’s title or survey objections which Seller is unable to, or elects not to, satisfy. Within three (3) days following Seller’s Notice, Buyer shall elect to either (i) terminate the contract, whereupon Buyer shall be entitled to a full refund of the Earnest Money (less any amounts that have become non-refundable under any applicable indemnity provisions), or (ii) waive those title objections specified in the Seller’s Notice which Seller has not satisfied and proceed to Closing. In the event Buyer elects to proceed to Closing (or is deemed to have so elected to proceed to Closing), all of Buyer’s objections to title and survey matters shall be deemed to waived and shall constitute permitted exceptions to the Property. In the event Buyer fails to elect (i) or (ii) in writing within such three (3) day period, then, and in such event, Buyer shall be deemed to have elected (ii).

Buyer’s Initials:	/s/ BB
Seller’s Initials:	/s/ GF
17 December 04 – 8226 Bee Caves Road

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SURVIVAL. Buyer and Seller agree that the aggregate value of this Contract is Two Million, Nine Hundred and Fifty-Five Thousand and No/ 100 Dollars ($2,955,000). Each of Seller’s representations contained in the contract or this addendum shall be effective as of the effective date. Under Texas Civil Practices and Remedies Code sec. 16.070, Seller and Buyer may limit the survival period of the representations, warranties, covenants and obligations in the contract and this addendum and any other certificate or document to the contract to a time period of less than two years. In compliance with Texas Civil Practices and Remedies Code, sec. 16.070, Buyer and Seller agree that all of Seller’s representations, warranties, covenants and obligations in the contract and the addendum and any other certificate or document to this contract will survive the Closing for only until sixty (60) days after the Closing Date (the “Survival Period”). The right to indemnification, payment of damages or other remedy based upon such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, during the Survival Period with respect to the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. For purposes of this Contract, the use of the term “survive” or “survival” shall mean that Buyer shall be entitled to pursue a legal claim or cause of action against the Seller only for material breach of any representation, warranty, covenant or obligation under this contract or the addendum and only if Buyer makes such claim by filing a valid lawsuit in a legally appropriate forum on or before the expiration of the Survival Period. In addition, the term “survive” or “survival” shall mean that Buyer shall only be entitled to pursue a legal claim or cause of action against Seller pursuant to any of Seller’s representations to the extent such representation was materially false as of the Effective Date of this Contract, Buyer was thereby materially damaged and Buyer files a valid suit with respect to an legal claim relative to such alleged material breach on or before the expiration of the Survival Period.

NOTICES.

In addition to the party specified in the contract, all notices from Buyer to Seller in connection with the contract must be sent to the following parties:

Stahl, Bernal & Davies, LLP
Attn: Brent G. Stahl
7320 N. MoPac, Suite 211
Austin, Texas 78731
Fax: (512) 346-2712
Phone: (512) 346-5558

NO ORAL MODIFICATION. NO ORAL WAIVER. The contract may not be modified or amended, except by an agreement in writing signed by both the Seller and the Buyer. The parties may waive any of the conditions contained herein or any of the obligations of the other party hereunder, but any such waiver shall be effective only if in writing and signed by the party waiving such conditions or obligations.

Buyer’s Initials:	/s/ BB
Seller’s Initials:	/s/ GF
17 December 04 – 8226 Bee Caves Road

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KNOWLEDGE STANDARD. For purposes of this contract, wherever the term “knowledge” or “belief’ or words of similar import are used with respect to the Seller, such knowledge or belief shall be limited to the actual knowledge of Gregory L. Feste, Sr., without any duty of inquiry or inspection.

No Responsibility for Third Party Reports. It is agreed and understood that Seller shall have no responsibility or liability for the contents of any and all reports, studies, surveys, or investigations of the Property prepared by third parties. All such reports, studies, surveys, and investigations provided by Seller to Purchaser in connection herewith are provided solely to accommodate Purchaser’s requests for them. If such reports, studies, surveys, and investigations are found to misrepresent facts or otherwise to be in error in any way, Purchaser waives any and all claims against Seller

Buyer’s Initials:	/s/ BB
Seller’s Initials:	/s/ GF
17 December 04 – 8226 Bee Caves Road

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FIRST AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS FIRST AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT is made and entered into effective as of the 5th day of January, 2005, by and between 8226 Bee Caves, Ltd. (“Seller”) and Blake Byram (“Purchaser”).

BACKGROUND FACTS

     A. Seller and Purchaser entered into a Real Estate Purchase agreement with an effective date of December 17th, 2004 (the “Agreement’) for the purchase and sale of real property consisting of approximately a 3.13 acre tract of land, together with all buildings and other improvements thereon locked in Austin, Travis County, Texas at 8226 Bee Caves Road as such property is more particularly described in the Contract (the “Property’).

     B. Seller and Purchaser desire to extend the closing date and change responsibility for interim interest payment;

     C. Seller and Purchaser desire to amend Section 5 to revise time and disposition of second Earnest Money payment;

     D. Seller and Purchaser desire to amend the Contract as provided below:

AGREEMENT

     1. Background Facts. The Background Facts set forth above are true and correct and are incorporated herein by reference.

     2. Defined Terms. Except as specified to the contrary in this Contract, all defined terms in this Amendment have the same meaning set forth in the Contract.

     3. Extension of Closing Date and Payment of Subsequent Interest Carry. Closing Date in Section 4 shall be at a time mutually acceptable to Purchaser and Seller on or before January 31st, 2005. In addition, Purchaser agrees to pay, through Escrow, the interest carry associated with the extended Closing Date.

     4. Due Diligence and Notice To Proceed and Earnest Money Deposit. Section 5, Paragraph 3 shall be replaced in its entirety to read:

“At the completion of the Due Diligence Period, Purchaser shall provide a written Notice To Proceed to closing and deposit an additional $25,000 in Earnest Money directly with 8226 Bee Caves Ltd. At such time, all Earnest Monies, a total of $50,000, become non refundable (except in the event of default by Seller) and credited to the total purchase price. Purchaser hereby agrees to indemnify and hold harmless Seller against any loss, liability, damage, cost or expense incurred by Seller as a result of Purchaser’s inspections. The foregoing indemnity shall survive the closing Date and/or the termination for this Agreement.”

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     5. Ratification. The Contract remains in full force and effect except as expressly modified by this Amendment and is ratified and confirmed. If there is a conflict between the terms of the Contract and this Amendment, the terms of this Amendment shall control.

     6. Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

     EXECUTED as of this date first written above in several counterparts, each of which shall be deemed an original, but all of which constitute only one agreement.

SELLER:

8226 BEE CAVES LTD.

BY:	/s/ Gregory L. Feste

Gregory L. Feste
ITS: General Partner

PURCHASER:

Blake Byram

/s/ Blake Gyram

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SECOND AMENDMENT TO

REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS SECOND AMENDMENT TO REAL ESTATE PURCHASE AND SALE AGREEMENT is made and entered into effective as of the 24th day of January, 2005, by and between 8226 Bee Caves, Ltd. (“Seller”) and Blake Byram (“Purchaser”).

BACKGROUND FACTS

     A. Seller and Purchaser entered into a Real Estate Purchase agreement with an effective date of December 17th, 2004 (the “Agreement’), which was later amended by the First Amendment with an effective date of January 5th, 2005 (the “First Amendment”), for the purchase and sale of real property consisting of an approximate 3.913 acre tract of land, together with all buildings and other improvements thereon located in Austin, Travis County, Texas at 8226 Bee Caves Road, as such property is more particularly described in the Contract (the “Property”);

     B. Seller and Purchaser desire to extend the closing date and define responsibility for additional interim interest payments;

     C. Seller and Purchaser desire to amend Section 5 to revise time and disposition of a new third Earnest Money payment and to add a further deposit into an escrow account at Closing;

     D. Seller and Purchaser desire to have Purchaser pay 2004 taxes for subject property;

     E. Seller and Purchaser desire to have Purchaser assume certain existing leases regarding equipment, systems and other items within subject property;

     F. Seller and Purchaser desire to amend the Contract as provided below:

AGREEMENT

     l. Background Facts. The Background Facts set forth above are true and correct and are incorporated herein by reference.

     2. Defined Terms. Except as specified to the contrary in this Contract, all defined terms in this Amendment have the same meaning set forth in the Contract.

     3. Extension of Closing Date and Payment of Subsequent Interest CAM. Closing Date in Section 4 shall be at a time mutually acceptable to Purchaser and Seller on or before the 22nd day of February, 2005. In addition, Purchaser agrees to pay, through Escrow, the interest carry associated with the extended Closing Date.

     4. Due Diligence and Notice To Proceed and Earnest Money Deposit. The following Paragraphs shall be added to Section 5:

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“Purchaser shall make an earnest money payment of twelve thousand dollars ($12,000) directly to Seller in consideration for the extension of the Closing Date, such payment to be non-refundable and applicable to the purchase price at time of Closing.

Additionally, at Closing, Seller shall have deposited a sum of twenty-five thousands dollars ($25,000.00) into an escrow account, said funds to be used as necessary to satisfy payment of any bills or other remaining obligations from Seller with respect to the Property, said sum of money to be deducted from the: sales proceeds received by Seller from Purchaser. Said funds shall remain in the escrow account until released by Purchaser. Any funds paid out of this account must be approved by Purchaser, and any payments from this account shall be at the sole discretion of Purchaser.”

     5. Property Taxes. Purchaser shall pay property taxes for 2004, for both the Property and for the personal property associated with the Property on or before January 31, 2005, said payment(s) to be applied to the purchase price in favor of Purchaser at Closing.

     6. Leases. Purchaser shall assume the following existing leases for equipment, systems, and other items within subject property:

     a. Lease and Maintenance Agreement dated November 9, 2004 between Plant Interscapes and Greg Feste, Falcon Canyon Suites, with the exception that any and all payments associated with debt re-payment or any payments associated with past due or current invoices at time of Closing shall be the responsibility of Seller;

     b. Master Telecommunications Service Agreement No. 030718101, dated August 15, 2003 between XO One, Inc. and FesteCapital Advisors, Ltd., as modified by Addendum B, dated October 28, 2004, with the exception that any and all payments associated with debt re-payment or any payments associated with past due or current invoices at time of Closing shall be the responsibility of Seller;

     c. Lease Agreement dated December 9, 2003 between Great America Leasing and Feste Capital for one (1) Copystar CS-C850D Digital Color Copier, Serial Number G3000800, with the exception that any and all payments associated with debt re-payment or any payments associated with past due or current invoices at time of Closing shall be the responsibility of Seller,

     d. Lease Agreement dated November 7, 2003 between Great America Leasing and Feste Capital for two (2) Copystar/Kyocera Ri4055 Digital Copiers, Serial Numbers L3002382 and L3002401, with the exception that any and all payments associated with debt re-payment or any payments associated with past due or current invoices at time of Closing shall be the responsibility of Seller,

     e. Lease Agreement dated June 27, 2001 between Xerox and Malachi Financial for one (1) black and white copier, model number DC432AC, serial number 952420537, with the exception that any and all payments associated with debt re-payment or any payments associated with past due or current invoices at time of Closing shall be the responsibility of Seller.

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     7. Ratification. The Contract remains in full force and effect except as expressly modified by this Amendment and is ratified and confirmed. If there is a conflict between the terms of the Contract and this Amendment, the terms of this Amendment shall control.

     8. Counterparts. This Amendment may be executed in several counterparts, all of which are identical and all of which counterparts together shall constitute one and the same instrument. This Amendment may be executed by facsimile signature.

     EXECUTED as of this date first written above in several counterparts, each of which shall be deemed an original, but all of which constitute only one agreement.

SELLER:

8226 BEE CAVES, LTD.

BY:	/s/ Gregory Feste

Gregory L. Feste
ITS: General Partner

PURCHASER:

Blake Byram

BY:	/s/ Blake Byram

Blake Byram

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